EXHIBIT 10.50
[ * ] DENOTES EXPURGATED INFORMATION
BOSTON DESIGN CENTER
Standard Office Lease Agreement
     THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of March 24, 2006, by and between Boston Design Center LLC, a Delaware limited liability company (herein called the “Landlord”), which expression shall include its successors and assigns where the context so admits, whose address is One Design Center Place, Suite 337, Boston, Massachusetts 02210 and Boston Beer Corporation, a Massachusetts corporation (herein called the “Tenant”, whether one or more) whose address is: 75 Arlington Street, Boston, Massachusetts 02116 and whose telephone number is: 617-368-5000. If there shall be more than one Tenant, their obligations hereunder shall be joint and several. As used in this Lease, the terms set forth in Articles I and VIII of this Lease shall have the respective meanings indicated in such Articles.
Subject to all of the terms and conditions of this Lease, and in consideration of the covenants and obligations contained in this Lease, Landlord and Tenant agree as follows:
ARTICLE I
BASIC LEASE INFORMATION
Leased Premises shall mean Spaces No. 828, 835 and 840 in the Building, as outlined or marked on the floor plan of the Building attached to this Lease as Exhibit A, the useable square feet of which premises are measured from the exterior face of the exterior building to the exterior face of the glass storefront frame and from the center of each demising wall forming the perimeter of the Leased Premises.
Lease Term shall mean a term beginning on the Commencement Date and continuing in full force and effect for one hundred and twenty-four (124) months thereafter.
Commencement Date shall mean October 1, 2006.
Base Rental shall mean the rental payments as outlined in Exhibit D.
Permitted Use shall mean office use by a company engaged in the manufacture, marketing and sale of alcoholic beverages and/or general office use and for no other use or purpose. Provided, however, that in no event will the Leased Premises be used for any purpose not permitted under the Prime Lease referred to in Article 8.1 hereof.
Rentable Area is hereby stipulated for all purposes to be 30,938 rentable square feet (“Leased Premises Area”) with respect to the Leased Premises and 539,448 rentable square feet (“Building Area”) with respect to the Building (which includes the Leased Premises), as the same may be appropriately adjusted by Landlord in the event that any part of the Building is demolished or expanded.
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Tenant’s Proportionate Share shall mean a fraction, the numerator of which is the Leased Premises Area and the denominator of which is the Building Area of the Building. The parties hereto stipulate and agree that Tenant’s Proportionate Share is 5.735%. The parties hereto further stipulate and agree that Tenant’s Proportionate Share of Operating Costs shall be deemed a separately enumerated amount for purposes of the Prime Lease, particularly, but without limitation, for purposes of Exhibit D of the Prime Lease.
Security Deposit shall mean $[ * ] cash.
Broker shall mean GVA Thompson Doyle Hennessey and Stevens and NAI Hunneman.
Guarantor shall mean [ * ].
Initial Limits for Tenant’s Comprehensive General Liability Insurance: $[ * ] single combined limit.
ARTICLE II
Section 2.1. Leased Premises and Term. Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease and take from Landlord the Leased Premises for a term beginning on the Commencement Date and continuing in full force and effect for the Lease Term, unless this Lease is terminated earlier pursuant to the provisions hereof. The Leased Premises are demised hereby, “AS IS”, except only as noted in paragraph E of Exhibit E of this Lease, and subject to all easements, restrictions, agreements of record, mortgages and deeds of trust, zoning and building laws, and the terms and provisions of the Prime Lease (as hereinafter defined), including, but not limited to, the provisions of the Prime Lease relating to employment and non-discrimination, which provisions are set forth on Exhibit C to this Lease, together with the right to use common walkways, loading bays, elevators and bathrooms in a manner and to an extent consistent with the general use of such common facilities by other tenants . If and to the extent that such provisions shall be changed or modified as a result of any change imposed upon Landlord by the landlord under the Prime Lease (“Prime Lessor”), Tenant shall be given notice of such change and Tenant agrees to comply with any such changed provision. Except as herein expressly set forth to the contrary, Landlord shall have no obligation to perform any work to the Leased Premises or Building to ready same for Tenant’s use or occupancy and Tenant is deemed to have accepted the Leased Premises in their condition on the date hereof, except for Landlord’s Work as noted in Paragraph E of Exhibit E. Upon accepting possession of the Leased Premises, Tenant shall be deemed to have acknowledged that the same comply fully with Landlord’s covenants and obligations hereunder, except for Landlord’s Work as noted in Paragraph E of Exhibit E. Landlord agrees that no amendment to the Prime Lease shall prohibit the Permitted Use, and in such instance, Tenant shall have the right to terminate this Lease upon thirty (30) days notice to Landlord effective on or after the date the Permitted Use is actually prohibited.
Landlord specifically excepts and reserves to itself the use of the roof, the exterior portions of the Leased Premises other than the storefront, and such areas within the Leased Premises required for
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

installation, maintenance, replacement and repair of utility lines and other installations required to service other tenants of the Building from time to time during the Lease Term, it being agreed that such utility lines and other installations upon completion shall not materially interfere with Tenant’s general use and occupancy of the Leased Premises consistent with this Lease without Tenant’s specific consent. No rights are conferred on Tenant, and Landlord specifically excepts and reserves to itself, unless otherwise specifically provided, all rights to the land and improvements below the floor level of the Leased Premises and to the air rights above the Leased Premises and to the land and improvements located on and within the common areas.
Section 2.2. Use. The Leased Premises shall be used and occupied by Tenant solely for the Permitted Use and for no other purpose. Tenant shall not use the Leased Premises or allow the Leased Premises to be used in any manner which materially obstructs or materially interferes with the rights of other tenants of the Building or injures or annoys such tenants, and Tenant shall not cause, maintain or permit any nuisance in, on or about the Leased Premises or the Building or permit or suffer to be committed any defacement, injury or waste to, in, on or about the Leased Premises or the Building.
Section 2.3. Base Rental. Tenant agrees to pay the Base Rental to Landlord for each year during the Lease Term as herein provided. Base Rental for the first month of the Lease Term shall be due and payable on the Commencement Date of this Lease, and Base Rental for each and every month during the Lease Term shall be due and payable in advance on the first day of the month. If the Commencement Date is a day other than the first day of a calendar month or in the event this Lease terminates on such other than the last day of a calendar month, then Base Rental for each month or months shall be prorated and the installment or installments so prorated shall be paid in advance. In the event that Tenant fails to make any payment of Base Rental or any other amount payable to Landlord hereunder within five (5) days after the date such payment becomes due and payable, after five (5) days prior notice to Tenant a late charge in an amount of $45.00 shall also become due and payable to Landlord by Tenant, such late charge being for Landlord’s administrative and other costs and is in addition to and cumulative with any other rights and remedies which Landlord may have hereunder with regard to the failure of Tenant to make any payment of Base Rental or any other sum due hereunder.
Section 2.4. Tenant’s Proportionate Share of Operating Costs. Commencing [ * ], in addition to the payment of Base Rental, Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Costs (as defined in Article VIII of this lease and subject to the base year considerations noted in Exhibit E of this Lease) in accordance with the following provisions:
(a)    Tenant shall pay to Landlord, either (i) in the form of a lump sum payment due and payable in arrears upon five (5) days of demand by Landlord or (ii) in monthly installments of 1/12th each on a monthly basis contemporaneously with the payment of Base Rental, as Landlord may from time to time elect, an amount reasonably estimated by Landlord to be Tenant’s Proportionate Share of all Operating Costs for each calendar year or portion thereof during the term of this Lease.
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b)    If at any time Landlord shall have reasonable grounds to believe that the amount of actual Operating Costs incurred and to be incurred will vary from such estimates, then Landlord reserves the right to revise such estimates accordingly. Upon any such revision, Landlord shall notify Tenant of the revised amount, which notice shall include reasonable backup for the revision, and at Landlord’s election, either (i) Landlord may require Tenant to make a lump sum payment to Landlord in an amount equal to such revision in arrears or (ii) the monthly payments due and payable to Landlord by Tenant under this Section shall be increased to an amount which will amortize such revised estimate over the remainder of the calendar year in which any such revision is made by Landlord.
(c)    Within ninety (90) days after the end of any calendar year during which such payments were made by Tenant, a lump sum payment (or credit against the next succeeding installments of Additional Rent, if any, in case of amounts owed by Landlord to Tenant) shall be made from Tenant to Landlord or from Landlord to Tenant, as the case may be, so that Tenant shall have paid to Landlord only Tenant’s Proportionate Share of Operating Costs for the previous calendar year and no more or less, which obligation to make such reconciliation payment shall survive the termination of this Lease.
(d)    If the Commencement Date is a day other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the amounts due and owing by Tenant to Landlord under this Section shall be prorated accordingly. Upon written request made by Tenant within sixty (60) days after the end of any calendar year during which such payments were made by Tenant, Landlord shall furnish to Tenant a statement reflecting actual Operating Costs for the previous calendar year, with appropriate backup, if requested.
Section 2.5. Separately Metered Utilities and Utility Usage. Tenant shall pay upon demand or receipt of an invoice all amounts due and owing with respect to utilities furnished to the Leased Premises which may, from time to time, be separately measured or reasonably estimated by a licensed engineer selected by Landlord, and charged to the Tenant by Landlord, or by any public utility as may furnish such utilities to the Leased Premises. If it has not already done so, Landlord may, at Tenant’s sole cost and expense, cause the installation of all facilities necessary to separately meter electrical usage within the Leased Premises (the costs and expenses incurred with respect to such installment to be due and payable by Tenant to Landlord as Additional Rent upon demand), and Tenant shall pay to Landlord or, at the election of Landlord, to the applicable public utility, promptly upon receipt of any invoice, all charges for electrical usage within the Leased Premises. In the event of separate metering or measurement as aforesaid, any sums previously included in Additional Rent as determined by Landlord on account of such utilities shall be equitably adjusted. Unless and until the electricity for the Leased Premises is either separately metered and separately paid for by Tenant or the charge electricity is re-estimated by Landlord, Tenant shall pay to Landlord $[ * ] ] on the first of each month during the Lease Term as a contribution toward electrical charges. Within ninety (90) days after the end of any calendar year during which such estimated payments to Landlord were made by Tenant, Landlord shall determine the actual amount allocable to Tenant for the previous calendar year and provide Tenant reasonable evidence of same,
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

and a lump sum payment (or credit against the next succeeding installments of Additional Rent, if any, in case of amounts owed by Landlord to Tenant) shall be made from Tenant to Landlord or from Landlord to Tenant, as the case may be, so that Tenant shall have paid to Landlord such actual amount (vs. estimated amount) allocable to the previous calendar year and no more or less, which obligation to make such reconciliation payment shall survive the termination of this Lease.
Section 2.6. Additional Rent; Payments. All sums of money due and payable by Tenant to Landlord under the terms of this Lease in addition to the Base Rental shall constitute additional rent (“Additional Rent”) hereunder for the purposes of the collection thereof. Landlord shall have the same remedies for default in the payment of Additional Rent as are available to Landlord in the case of a default in the payment of Base Rental. Base Rental and/or Additional Rent are sometimes referred to as “rent.” All rent shall be paid (i) by an “electronic funds transfer” system arranged by and among Tenant, Tenant’s bank and Landlord with Tenant submitting to Landlord at the time Tenant executes and delivers this Lease to Landlord a completed electronic fund transfer form as set forth in Exhibit F, or (ii) at Landlord’s election exercised by written notice to Tenant, by check drawn on good and immediately available funds at Landlord’s address as provided herein (or at such other address as may be designated by Landlord from time to time). Tenant agrees to pay all rent under this Lease at the times and in the manner herein provided, without demand, counterclaim or set-off. At Landlord’s option, and without causing a default in Tenant’s payment of Base Rent paid or payable hereunder thereby, all or any portion of the rent may be considered paid as reimbursement of Operating Costs.
ARTICLE III
Section 3.1. Utilities. Landlord shall use reasonable efforts to furnish or cause public utilities to furnish electricity to the Leased Premises and water for the Leased Premises as provided in Paragraph P of Exhibit E of this Lease and to the Building to the extent and in such manner as is reasonably deemed by Landlord to be adequate for Tenant’s use and occupancy of the Leased Premises. Tenant shall be responsible to connect with electrical service at Landlord’s electrical room and to provide all equipment for such connections including transformers and distribution therefrom to the Leased Premises, subject to Landlord’s prior approval of all such work and compliance by Tenant with the requirements of Section 4.2.
Section 3.2. Services to be Furnished by Landlord to Tenant. Landlord shall furnish or cause to be furnished to Tenant during the Lease Term:
     (a)    Central heating and air conditioning to the Leased Premises (to the extent that equipment therefor has been provided by Landlord or Tenant at the Leased Premises) and enclosed public areas of the Building in season;
     (b)    Non-exclusive passenger elevator service and non-exclusive freight elevator service;
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (c)    Maintenance and repair of the roof, exterior walls and other public areas of the Building and Project, and electric lighting service for all public areas of the Building and the Project;
     (d)    Janitorial service for the corridors and other public areas of the Building; and
     (e)    Public toilets and restrooms and public drinking fountains.
Except as specified above, such services shall be provided during normal business hours reasonably established by Landlord from time to time (“Normal Business Hours”), at such locations, in such manner and to the extent deemed by Landlord to be adequate for the use and occupancy of the Building, with due regard for the prudent control of energy.
Section 3.3. Landlord’s Failure to Provide Utilities or Services. Failure by Landlord to any extent to furnish or cause to be furnished the utilities or services described in Sections 3.1 and 3.2, or any cessation or interruption thereof, resulting from causes beyond Landlord’s reasonable control, including without limitation mechanical breakdown, overhaul or repair of equipment, strikes, riots, acts of God, shortages of labor or material, or governmental laws, regulations or restrictions or any other similar causes shall not render the Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, result in an abatement of rent or relieve Tenant from its obligation to perform or observe any covenant or agreement contained in this Lease provided, however, that if any such cessation or interruption shall result from the negligence or willful misconduct of Landlord, (i) Landlord shall use all reasonable efforts to restore such utilities or service and (ii) if such service is not restored within 3 business days after Landlord’s receipt of Tenant’s notice thereof, Tenant shall be entitled to a reasonable abatement of Base Rental and Additional Rent for the duration of the period of time that the service remains unavailable based on all the attendant circumstances.
Section 3.4. Peaceful Enjoyment. Subject to the other terms of this Lease, Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises for the Lease Term free of any claims by any party claiming by, through or under Landlord, provided that Tenant pays the rent to be paid by Tenant under this Lease and performs all of Tenant’s covenants and agreements herein contained.
ARTICLE IV
Section 4.1. Operation. Tenant shall operate the Leased Premises only for the Permitted Use, consistent with the terms of this Lease.
Section 4.2 Alterations, Improvements and Additions.
     (a)    Commencing after the date that Landlord completes the installation of the new windows as noted in Paragraph E of Exhibit E, Tenant shall be obligated to repair any glass in the
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

windows that may be broken and take such actions, if any, as are necessary to cause the Leased Premises and any existing alterations and improvements to comply with the requirements set forth in subsection (f) of this Section 4.2, and furnish, equip and improve the Leased Premises with partitions, lighting fixtures, HVAC equipment and ducting (to the extent not required hereunder to be provided by Landlord), including any needed for Tenant’s computer room, wall and floor coverings, paintings, and other interior decoration suitable for a professional office and of a quality and design consistent with the standards generally observed by Landlord and by the other tenants of the Building, to the extent necessary or appropriate for the proper operation of the Leased Premises for the Permitted Use, all subject to any construction work of Landlord then being undertaken, which shall not be interfered with. Said standards are currently contained in the Tenant Design & Construction Guide issued by Landlord (receipt of which Tenant acknowledges), as from time to time modified or replaced (the “Tenant Design & Construction Guide”). Prior to the commencement of any such work, Tenant shall submit to Landlord for its written approval detailed plans and specifications and the names of all major contractors providing for the initial furnishing, equipping and improving or for altering of the Leased Premises. Landlord’s approval shall not unreasonably be withheld as to non-structural items which are not visible from the exterior of the Leased Premises or any corridor. Any further alterations, improvements or additions to the Leased Premises (including constructing partitions, installing light fixtures or painting or use of any mastic, solvents or other materials that may give off offensive or noxious fumes) shall be done only after reasonable advance written notice to Landlord describing the same in detail and if Landlord shall so demand in writing, only after submission of plans and specifications as aforesaid and after obtaining prior written approval, which approval by Landlord shall not unreasonably be withheld, conditioned or delayed as to non-structural items which are not visible from the exterior of the Leased Premises or corridor.
     (b)    Any and all furnishing, equipping or improving of or other alteration, improvement or addition to the Leased Premises shall be:
              (i)    made and kept at the Leased Premises at Tenant’s sole cost, risk, and expense;
              (ii)    performed in a prompt, good and workmanlike manner with labor and materials of such quality as Landlord may reasonably require in full compliance with Landlord’s requirements and with the Tenant Design & Construction Guide, as then in effect, and with all applicable governmental laws, statutes, codes, rules and regulations and rules and regulations of Landlord’s insurers, and, after Tenant has obtained, at Tenant’s sole cost and expense, all required governmental permits, consents and approvals;
              (iii)    constructed in accordance with plans and specifications approved in writing by Landlord prior to the commencement of any such work (which approval shall not unreasonably be withheld in the case of non-structural work which is not visible from the exterior of the Leased Premises or any corridor);
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

              (iv)    Prosecuted diligently and continuously to completion so as to minimize interference with the normal business operations of other tenants in the Building, the performance of Landlord’s obligations under this Lease or any mortgage or underlying lease covering or affecting all or any part of the Building or the land upon which the Building is situated and any work being done by contractors engaged by Landlord with respect to or in connection with the Building; and
              (v)    performed by contractors approved in writing by Landlord (which approval shall not unreasonably be withheld) and if requested by Landlord all such contractors and work shall be bonded in a manner reasonably satisfactory to Landlord.
     (c)    Any and all alterations, improvements and additions to the Leased Premises shall constitute a part of the Leased Premises. All alterations, improvements and additions constructed by Landlord, shall be, and remain, the property of Landlord. All alterations, improvements and additions constructed by Tenant shall remain the property of Landlord at the end of the term of this Lease. Tenant shall be entitled to the exclusive right to depreciate and amortize any alterations or improvements that it constructs at its sole cost and take investment tax credits with respect thereto. Tenant shall have no (and hereby waives all) other rights to payment or compensation for such alteration, improvement or addition to the Leased Premises.
     (d)    any alterations, improvements or additions (including, without limitation, signage) which are visible from the exterior of the Building or any corridor are subject to removal or change, at Landlord’s reasonable discretion, at any time notwithstanding approval by Landlord of plans and specifications therefor.
     (e)    no sign may be installed or maintained by Tenant at the Leased Premises except with the prior written consent of Landlord and in accordance with rules and regulations therefore adopted from time to time by Landlord. In addition to usual tenant signage in the first floor lobby and on the entrance to the tenant’s space, and subject to Landlord’s approval which shall not be unreasonably delayed, withheld or conditioned, Tenant shall be permitted to install and maintain signage of not less than four square feet at the front elevator lobby of the eighth floor.
     (f)    all alterations, additions and/or improvements shall be made in such a manner as (1) will not at any point in the Leased Premises separate all or any portion of the pipes from the remainder of the space, whether by creation of a full or partial wall or otherwise, (2) will not restrict airflow or heat to any pipes along or near exterior walls or thermostats associated with any heating systems for all or any portion of the Building or Leased Premises, and (3) shall provide access panels in sufficient number and location to allow for reasonable, direct access to windows, control valves, switches, thermostats and the like for the purposes of testing, repair and replacement.
     (g) no approval which may be given by Landlord to Tenant pursuant to this Lease, if any, shall (i) constitute an approval (or even be deemed to have confirmed Landlord’s review) with respect to compliance with any codes, building laws or other governmental requirements or (ii)
     [ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

relieve Tenant of any of its obligations in the immediately preceding clause (f) or as set forth elsewhere in this Lease.
Section 4.3. Maintenance and Repairs. Subject to reasonable wear and use, having in mind good maintenance practices, damage by fire or other insured casualty not due to the negligence, act, omission or default of Tenant and for which proceeds sufficient for restoration are paid to Landlord only excepted, Tenant shall maintain the Leased Premises, all plate glass and all Trade Fixtures (as defined in Section 8.1 hereof) and other improvements situated therein in first class, clean and safe condition. Further, Tenant shall (i) maintain and repair all windows and window panes (whether single glazed, double glazed or otherwise) for the leased Premises from and after the date that Landlord completes Landlord’s Work as noted in Paragraph E of Exhibit E and maintain and repair all heating, ventilating and air conditioning equipment and sprinkler heads and pipes exclusively serving , the Leased Premises in first class order and condition and shall maintain the usual service contract with respect thereto, furnishing evidence thereof (including renewals) to Landlord upon request, and (ii) repair or replace any damage to the Building, or any part thereof, caused by Tenant or Tenant’s agents, contractors, licensees, employees, customers or invitees. All such repair or replacement shall be performed in accordance with the conditions set forth in Sections 4.2(b) (i), (ii), (iii), (iv) and (v). In the event of a conflict between this Section 4.3 and Section 5.2 with respect to repair obligations, this Section 4.3 shall prevail.
Section 4.4. Trade Fixtures. Landlord and Tenant agree that all Trade Fixtures in the Leased Premises as defined in Section 8.1 shall be and remain the property of Tenant and, so long as Tenant is not in default hereunder, may be removed by Tenant prior to or upon the expiration of the Lease Term and shall be removed at the request of the Landlord. Tenant shall at its sole cost and expense repair any damage caused by such removal and restore the Leased Premises to such condition as existed prior to the installation of such Trade Fixtures, ordinary wear and tear excepted. Any such repair and restoration shall be performed in accordance with the conditions set forth in Sections 4.2(b) (i), (ii), (iv) and (v). Any Trade Fixtures which are not removed from the Leased Premises shall at Landlord’s election become the property of Landlord or Landlord may remove and dispose of the same, at Tenant’s cost, without necessity of further notice to Tenant. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such item. Tenant shall have no right to remove property other than Trade Fixtures from the Leased Premises without Landlord’s prior written approval, which Landlord may withhold in Landlord’s sole discretion. In no event shall lighting fixtures or light bulbs, whether recessed, cans, track lights or otherwise, be considered Trade Fixtures and Tenant shall not have the right to remove any such lighting from the Leased Premises.
Section 4.5. Laws and Regulations; Building Rules. Tenant shall comply with all laws, ordinances, rules and regulations of any governmental authority relating to the Leased Premises, including the furnishing, equipping and improving thereof. Tenant shall, and shall cause its employees, agents, customers and invitees to, comply with the Building Rules. Landlord shall not enforce the Building Rules against Tenant in a discriminatory manner.
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Section 4.6. Landlord’s Access. Landlord and its representatives and contractors shall have the right to enter upon the Leased Premises for any reasonable purpose (including, without limitation, the performance of repairs, alterations, modifications, improvements or additions thereto). Landlord shall enter only during Normal Business Hours and upon advance oral or written notice, except in cases of emergency. Landlord agrees that to the extent possible it will not unreasonably interfere with the conduct of Tenant’s business in the exercise of its rights hereunder.
Section 4.7. Assignment and Subletting by Tenant. [ * ]
Section 4.8. Light, Air and View. Neither the diminution nor the shutting off of any light, air or view nor any other effect on the Leased Premises by any structure or condition now or hereafter existing on property adjacent to the Building shall affect this Lease, abate rent or otherwise impose any liability on Landlord. Except only as Landlord may reasonably deem necessary on a temporary basis in connection with repairs and improvements, Landlord agrees not to obstruct the windows servicing the Leased Premises.
Section 4.9. Taxes. Tenant shall pay all ad valorem and similar taxes or assessments levied upon or applicable to any of Tenant’s Trade Fixtures or any other equipment, fixtures, furniture and other property situated in the Leased Premises and all license and other fees or charges imposed on the business conducted by Tenant on the Leased Premises. Upon request by Landlord, Tenant will furnish Landlord annually with official tax receipts and other official receipts showing payment of such taxes, assessments, fees and charges. If Landlord shall be required to pay a higher ad valorem tax as a result of Tenant’s leasehold improvements, then Tenant shall pay to Landlord, upon demand, the amount of such increase in ad valorem taxes.
Section 4.10. Liens. Tenant shall not place or permit to be placed any lien, affidavit, charge or other encumbrance or order upon the Building or the Leased Premises or any part thereof or any interest therein. In the event that any such lien, affidavit, charge, encumbrance or order upon the Building or the Leased Premises or any part thereof or any interest therein attaches, regardless of the validity or enforceability thereof, Tenant shall cause the same to be discharged of record by payment, bonding or otherwise within 5 business days of notice of such attachment.
Section 4.11. Subordination to Mortgages and Leases. This Lease shall be subject and subordinated at all times to (a) all underlying leases now existing or which may hereinafter be executed affecting the Building, including but not limited to the Prime Lease, (b) the lien or liens of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on the Building or Landlord’s interest or estate therein or on or against such underlying leases and (c) all renewals, modifications, consolidations, replacements and extensions thereof. The subordinations set forth herein shall be self-operative and effective without the necessity of execution of any further instruments by any party; provided, however, Tenant shall execute and deliver upon demand any instruments, releases or other documents requested by any lessor or mortgagee for the purpose of confirming the provisions hereof or further subjecting and subordinating this Lease to such underlying leases, mortgages or deeds of trust. In the event of the
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

enforcement by the holder of or trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, Tenant will automatically attorn to and become the tenant of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or Additional Rent for more than one month in advance except prepayments actually delivered to such successor in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) any payment of the security deposit or any other deposit unless such security deposit or other deposit has actually been delivered to such successor or (iii) any amendment or modification of this Lease made without the written consent of such holder or such trustee or such beneficiary or such successor in interest, and Tenant shall execute and deliver an instrument or instruments confirming the attornment and other agreements provided for herein provided that such successor shall recognize this Lease as remaining in full force and effect and Tenant’s rights to possession remain undisturbed so long as Tenant is not in default hereunder. Provided the Tenant signs and delivers the Prime Landlord’s form SNDA, a copy of which is attached as Exhibit G, Landlord agrees to use good faith efforts to obtain the Prime Landlord’s signature thereon within the thirty (30) days next after the date this Lease is fully signed and delivered. Further, notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in the performance of its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (i) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and the steps necessary to cure same) to the holder of any mortgage or deed of trust encumbering the Building who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (ii) such holder fails to commence to cure, or cause to be commenced to be cured, such default within thirty (30) days from the giving of such notice by Tenant.
Section 4.12. Certificates. At any time and from time to time during the Lease Term, upon five (5) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord and any other persons specified by Landlord a certificate certifying (i) that this Lease is in full force and effect, (ii) the date and nature of each modification to this Lease, (iii), the date to which rental and other sums payable under this Lease have been paid, (iv) that Tenant is not aware of any default under this Lease which has not been cured, except such defaults as may be specified in said certificate, and (v) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and by any other person to whom it is delivered for such purpose. Upon the written request of Tenant, Landlord shall furnish to Tenant or any other person specified by Tenant, a similar certificate with respect to the status of this Lease.
Section 4.13. Limitation on Weight. Tenant shall not permit upon the floor of the Leased Premises any weight exceeding seventy-five (75) pounds per square foot of floor area covered.
Section 4.14. Access to Books and Records. Upon reasonable prior notice as may be reasonable necessary for Landlord to comply with its obligations under the Prime Lease, Tenant will permit the
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Landlord and its duly authorized agents to examine, and shall make available for audit, copy and inspection, during Normal Business Hours, by Landlord and its duly authorized agents, Tenant’s books, contracts and records relating to its employment practices with respect to compliance with Exhibit C attached hereto. Further, and except as Landlord believes is reasonably necessary so as not to default in its obligations under the Prime Lease, Landlord shall not default Tenant hereunder due to Tenant’s failure to comply with the terms of Exhibit C. Tenant agrees that if, as a result of any audit, copy or inspection of such books, contracts, records or other papers, Landlord becomes aware of any default by Tenant hereunder, Tenant shall pay all costs and expenses incurred by Landlord in connection with such audit, copy or inspection. Landlord shall not disclose such information to third parties except as may be required by the Prime Lease with respect to employment practices, or by law or legal process or order of any governmental authority or agency, or except to Landlord’s lenders and prospective purchasers.
Section 4.15. Financial Statements. Upon request by Landlord, Tenant will furnish to Landlord a copy of Tenant’s and each guarantor’s most recent year-end financial statement, including a profit and loss statement from operations, balance sheet, income statement and sales reports which request shall be made no more often than once in any calendar year unless Tenant is in default.
ARTICLE V
Section 5.1. Condemnation. If the Leased Premises shall be taken or condemned (or conveyed in lieu of any such taking or condemnation) for any public purpose or if all reasonable access thereto shall be so taken so as to render the Leased Premises untenantable, this Lease, at the option of either Landlord or Tenant, shall terminate effective as of the date upon which possession of the Leased Premises is taken by such authority, and all rent accrued to the time of such termination shall be paid by Tenant to Landlord. In addition, in the event of any taking or condemnation (or conveyance in lieu thereof) of fifty percent (50%) or more of the square footage of the Building, or a material portion of the areas of the Project serving as parking, Landlord may elect to terminate this Lease effective as of the date upon which possession to such portion of the Building is taken, and all rent accrued to the time of such termination shall be paid by Tenant to Landlord. All proceeds of any taking, condemnation or conveyance in lieu thereof of the Leased Premises, the Building or any part thereof shall belong to and be paid to Landlord; provided, however, Tenant shall be entitled to claim, prove and receive in a condemnation proceeding such awards as may be allowed for damages as a result of the lease termination or damages to or the taking of fixtures, equipment and other personal property installed by it which it is herein permitted to remove from the Leased Premises at the end of the Lease Term, but only such awards as shall be separately awarded in addition to (and not out of or in diminishment of) the award made to Landlord.
Section 5.2. Casualty Damage. If the Leased Premises shall be destroyed or damaged by fire or any other casualty, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises shall be damaged by fire or other insured casualty, which other insured casualty shall not be due to the neglect, act, omission or default of Tenant or any person claiming by, through or under Tenant, its agents, employees, customers, invitees or visitors so as to render the Leased Premises
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

untenantable in whole or in part and to such an extent that Landlord determines that such damage can be repaired with the application of reasonable diligence within two hundred forty (240) days, Tenant shall be entitled to a fair diminution of the rent hereunder until such time as the Leased Premises are made tenantable as determined by Landlord. Landlord shall notify Tenant within 60 days after receipt of Tenant’s notice of destruction or damage whether Landlord intends to proceed with repairs. If the Leased Premises or any other portion of the Building, through no fault or neglect of Tenant, its agents, employees, customers, invitees or visitors, shall be destroyed or damaged by fire or any other casualty to such an extent that Landlord determines that such damage cannot be repaired with the application of reasonable diligence within two hundred forty (240) days, and if the Leased Premises are rendered untenantable in whole or in part by reason of such casualty, then, Landlord shall so notify Tenant and (a) at the option of Landlord, (i) Tenant shall be entitled to a fair diminution of the rent hereunder until such time as the Leased Premises are made tenantable as determined by Landlord, or (ii) Landlord may terminate this Lease whereupon all rent accrued up to the time of such termination shall be paid by Tenant to Landlord or (b) at the option of the Tenant exercised by a 30 day advance written notice to Landlord given while Tenant is not in default and received within 60 days after Landlord’s notice to Tenant, Tenant may terminate this Lease by notice to Landlord accompanied by payment of sums due and to become due under the Lease through the termination date. In addition to the foregoing, if for any cause the Leased Premises or Building shall be so damaged that Landlord shall in its sole judgment decide not to rebuild, then by notice in writing to Tenant, this Lease shall forthwith terminate and all rent owed up to the time of such termination as set forth in such notice shall be paid by Tenant to Landlord. In no event shall Landlord have any obligation to repair or restore any of Tenant’s goods, Trade Fixtures, furniture or other property placed in or incorporated in the Leased Premises which is destroyed or damaged by fire or any other casualty.
Section 5.3. Insurance.
     (a)    Landlord shall not be obligated to insure any of Tenant’s goods, Trade Fixtures, furniture or any other property placed in or incorporated in the Leased Premises.
     (b)    Tenant shall, at its sole cost and expense, procure, and maintain and comply with during the Lease Term comprehensive general liability insurance on an “occurrence basis”, comprehensive automobile liability insurance, property insurance with respect to Tenant’s personal property, inventory and leasehold improvements written on an “All Risk” basis for full replacement cost, worker’s compensation and employer’s liability insurance an umbrella liability insurance and such other insurance as Landlord may, from time to time, reasonably require. All such insurance shall be maintained by companies and on forms reasonably satisfactory to Landlord, and initially in the amounts specified in Article 1 (where applicable) and to the extent required by Landlord, all policies of comprehensive general liability insurance, umbrella liability and “All Risk” property insurance and such other insurance as Landlord shall reasonably specify, if any, shall name Landlord, Landlord’s managing agent, any mortgagee and the Prime Lessor as additional insureds or loss payees.
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (c)    All policies of insurance required to be maintained by Tenant shall provide that the Landlord shall be given at least thirty (30) days’ prior written notice of any cancellation or non-renewal of any such policy. A duly executed certificate of insurance with respect to each such policy will be deposited with Landlord by Tenant on or before the Commencement Date, and a duly executed certificate of insurance with respect to each subsequent policy shall be deposited with the Landlord at least fifteen (15) days prior to the expiration of the policy.
     (d)    Tenant shall not do or permit anything to be done in or about the Leased Premises nor bring nor keep nor permit anything to be brought to or kept therein, which will in any way increase the existing rate of or affect any fire or other insurance which Landlord carries upon any part of the Building or any of its contents, or cause the cancellation or invalidation of any such insurance. If the annual premium to be paid by Landlord with respect to any insurance obtained by Landlord covering any part of the Building or any of its contents shall exceed the standard rates because Tenant’s operations, contents of the Leased Premises or improvements with respect to the Leased Premises result in extra hazardous exposure, Tenant shall pay the excess amount of the premium upon demand by Landlord.
     (e)    All insurance carried by either Landlord or Tenant covering losses arising out of destruction or damage to the Leased Premises or its contents or to other portions of the Building, or to Tenant’s occupancy and operation of the Leased Premises shall provide for a waiver of rights of subrogation against Prime Lessor, Landlord and Tenant on the part of the insurance carrier, to the extent that the same is permitted under the laws and regulations governing the writing of insurance within the Commonwealth of Massachusetts. Anything in this Lease to the contrary notwithstanding and so long as the following does not invalidate any policy of insurance, Landlord and Tenant each hereby waive to the extent of insurance carried by either party any and all rights of recovery, claims, actions, or causes of action against the other, its agent, officers or employees, or any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, which is insured against or should have been insured against under the terms of any insurance policy required to be maintained pursuant to this Section. The waivers set forth in the immediately preceding sentence shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease, including without limitation Sections 5.5 and 5.6 of this Lease.
Section 5.4. Surrender of Leased Premises. Upon termination of this Lease or Tenant’s right to possession of the Leased Premises, Tenant shall peaceably and quietly surrender the Leased Premises to Landlord, broom-clean and in a good state of repair and condition, excepting only ordinary wear and tear (subject to good maintenance practices), or damage due to fire or other insured casualty (which other insured casualty shall not be due to the neglect, act, omission or default of Tenant or any person claiming by, through or under Tenant). Except to the extent that the Landlord agrees in writing that particular items will not need to be demolished, removed or restored, upon request of Landlord, Tenant shall demolish or remove all or any portion of any Trade Fixtures and other property and any alterations, improvements, additions or changes made by Tenant and Tenant shall restore the Leased Premises to such condition as existed prior to the
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

installation of such Trade Fixtures or other property or the making of any such alteration, improvement, addition or change, all such demolition, removal and restoration to be performed in accordance with the conditions set forth in Section 4.2 (b). Landlord agrees that Tenant shall not be requested to demolish usual office improvements for clerical offices, but reserves the right to require removal (and restoration to a clean shell condition, including without limitation, with walls patched and paint ready, and with electrical and other utility lines appropriately boxed and terminated) with respect to other improvements (e.g., and without limitation, such kitchens, baths, raised floors, and computer related improvements hereafter installed and, if hereafter relocated or significantly modified, the existing fire suppression system). Upon termination of this Lease, Tenant will also surrender to Landlord all keys to the Leased Premises and inform Landlord of all combinations on locks, safes and vaults, if any, at the Leased Premises.
Section 5.5. Damages from Certain Causes. To the fullest extent permitted by law, Prime Lessor and Prime Lessor’s agents and employees and Landlord and Landlord’s agents and employees shall not be liable or responsible to Tenant or any person claiming through Tenant for any loss or damage or injury to any property or person in, upon or about the Leased Premises or any other portion of the Building arising at any time from any cause other than solely by reason of the gross negligence or willful misconduct of Landlord or of Landlord’s employees or agents acting within the scope of their employment or authority.
Section 5.6. Hold Harmless. Neither Prime Lessor nor Landlord shall be liable to Tenant, or to Tenant’s agents, employees, contractors, customers or invitees or to any other person whomsoever for any injury or damage to person or property caused by or arising out of any act, omission or neglect (including without limitation leaving windows open) of Tenant, its agents, contractors, subtenants, employees, customers, licensees, concessionaires or invitees or any other person entering the Building under express or implied invitation of Tenant, and Tenant agrees to indemnify and hold Landlord and Prime Lessor harmless from all liability and claims for any such damage and from all claims, costs, damages or liabilities arising out of any of the foregoing, including without limitation reasonable attorneys’ fees and all other reasonable out-of-pocket expenses incurred in connection therewith. In any case in which Tenant has agreed to indemnify Prime Lessor or Landlord or any other person, such indemnity shall be deemed to include an obligation on the part of Tenant to appear on behalf of the indemnified party in any and all proceedings involving a claim or cause of action covered by such indemnity and to defend the indemnified party against such claim or cause of action, all at Tenant’s cost; provided, however, at the option of any party indemnified hereunder, such party shall have the right to appear on its own behalf, employ its own legal counsel and defend any claim or cause of action indemnified in this Section, all at Tenant’s cost. Tenant shall not be required to indemnify Landlord to the extent of losses found to have been caused by Landlord’s own negligence.
ARTICLE VI
Section 6.1. Default by Tenant. The occurrence of any one or more of the following shall constitute a default by Tenant under this Lease:
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (a)    Failure of the Tenant to timely pay rent or any other amounts payable under this Lease as and when first due and payable and because Tenant is paying by electronic funds transfer (unless only Landlord elects otherwise), Tenant shall hereunder be in default if (i) Landlord’s authority concerning electronic payments is revoked or terminated, or (ii) if Tenant does not have adequate funds in the account for which Tenant has granted Landlord authority for Landlord or Landlord’s bank to timely effect the necessary transfer on the date when the rent is first due and payable hereunder, or (iii) if Tenant or Tenant’s bank fails or refuses to authorize or otherwise take the actions necessary to timely effect the necessary transfer on the date when the rent is first due and payable hereunder, provided however that, except as hereafter noted, the foregoing shall not be a default unless Landlord fails to receive the payment within 5 days after notice to Tenant that the payment is due, and provided further that Landlord shall not be required to give more than two notices of non-payment in any 12 month period and thereafter, the Tenant’s failure to timely pay shall be a default without notice or opportunity to cure;
     (b)    Intentionally Deleted
     (c)    Intentionally Deleted;
     (d)    Excepting matters specifically addressed by another subsection of this Section 6.1 and in Section 4.14, failure of Tenant to perform, observe, or comply with or default under any of the terms, covenants, conditions, agreements or provisions contained in this Lease including, without limitation, the Rules and Regulations attached hereto as Exhibit B, as the same may be reasonably modified from time to time if such failure or default is not cured to Landlord’s satisfaction within thirty (30) calendar days after the Landlord has given Tenant written notice thereof or such longer period as may reasonably be required, provided that Tenant shall commence to cure such default within the first 15 days of said thirty (30) day period and thereafter diligently prosecute the same to conclusion;
     (e)    The interest of Tenant under this Lease shall be levied on under execution or other legal process;
     (f)    Any petition in bankruptcy or other insolvency proceedings shall be filed by or against Tenant or any guarantor of this Lease, or any petition shall be filed or other action taken to declare Tenant or any such guarantor a bankrupt or to delay, reduce or modify Tenant’s or any such guarantor’s debts or obligations or to reorganize or modify Tenant’s or any such guarantor’s capital structure of indebtedness or to appoint a trustee, receiver or liquidator of Tenant or such guarantor or of any property of Tenant or such guarantor, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Tenant or any such guarantor;
     (g)    (i)    Tenant or any guarantor of this Lease shall become insolvent or otherwise fail to pay its monetary obligations in due course as they mature, or (ii) Tenant or any such
     [ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

guarantor shall make an assignment for the benefit of creditors, or (iii) a receiver or trustee shall be appointed for Tenant or any such guarantor or any of his or their properties and not discharged within five (5) days;
     (h)    Intentionally Deleted;
     (i)    Tenant shall do or permit to be done anything whereby a lien, security interest or other encumbrance (whether consensual or created by operation of law or otherwise) is created or filed against all or any part of the Leased Premises, the Building or any property situated therein or Tenant’s interest in this Lease which is not discharged within five (5) days;
     (j)    Any default or event of default under any guaranty of this Lease and such default or event of default is not cured within the applicable cure period (if any) set forth in any such guaranty;
     (k)    The death or legal incapacity of Tenant or any guarantor of this Lease if Tenant or any such guarantor is an individual person or the termination, dissolution, or liquidation of Tenant or any such guarantor if Tenant or any such guarantor is corporation, partnership or other entity; or
     (l)    Any assignment of this Lease by Tenant in contravention of Section 4.7 of this Lease.
Section 6.2. Landlord’s Remedies. Upon the occurrence of any default by Tenant under this Lease, Landlord may, at its sole option, do any one or more of the following:
     (a)    Landlord may terminate this Lease and/or Tenant’s right to possession of the Leased Premises, whereupon Tenant’s right of possession shall thereupon cease and terminate and Landlord shall be entitled to the possession of the Leased Premises, any process of law, any notice to quit, or of intention to re-enter being hereby exercised by entry, or in lieu thereof, by written notice to Tenant terminating this Lease and Tenant’s right to possession. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause or in the event Landlord terminates this Lease or Tenant’s right of possession as provided in this Section 6.2. In the event of such re-entry by process of law or otherwise, Tenant nevertheless shall remain liable for any and all damage, deficiency or loss and Landlord shall have the power and right, which is hereby acceded to by Tenant, to re-let the Leased Premises, and whether or not there has been such re-letting, Landlord shall have the right each month to sue for and recover all sums previously due and not previously paid as well as all sums thereafter due and payable including, without limitation, any loss of rents (or monthly deficit) with the right reserved to Landlord to bring any action(s) or proceeding(s) for the recovery of any deficit(s) remaining unpaid without being obligated to await the expiration of the Lease Term for a final determination of Tenant’s account. Additionally, Landlord may elect at any time, upon notice to Tenant, to accelerate the payment of Base Rental, Additional Rent and all other sums due or to become due under the Lease, as reasonably estimated by Landlord, in which case Tenant shall forthwith pay such sums to Landlord after receiving a credit for (i) such sums as
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

may previously have been paid under this Section 6.2 net of such expenses as may be deducted under clause (b) of this Section 6.2; and (ii) the reasonable value of Tenant’s leasehold estate for the balance of the term fixed herein. The commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for future accruals pursuant to provisions of this Section 6.2. It is further understood that no waiver of any breach of any covenant, condition or agreements herein contained shall operate as a waiver of the covenant, condition or agreement itself or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by the Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent herein stipulated or otherwise payable under this Lease shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. The Landlord may accept such check or payment without prejudice to the Landlord’s right to pursue or continue to pursue any of the Landlord’s rights or remedies provided for in this Lease. The proceeds of any such re-letting shall first be applied to the expenses thereof, including all costs in refitting and redecorating the Leased Premises, leasing commissions and other costs and expenses incurred therein. The remaining proceeds resulting therefrom, if any, shall then be applied to Tenant’s liability under this Lease. Nothing herein shall obligate the Landlord to re-let or attempt to make an effort to re-let the Leased Premises following the Tenant’s default. Landlord’s re-letting of the Leased Premises following a default by Tenant under this Lease may be on such terms, provisions and conditions as Landlord shall deem reasonably appropriate and may be for such term (or terms) as the Landlord may select whether longer or shorter than the remaining Lease Term. Tenant shall, following default under this Lease, reimburse Landlord for interest upon all sums due to the Landlord (from the date such sums shall have been due to the date of payment thereof) at the maximum lawful rate then allowed by law.
     (b)    Without waiving any other remedy, including the right to terminate this Lease upon Tenant’s failure to perform, observe or comply with the covenants set forth in Section 4.1 or 4.7 of this Lease, Landlord may, without terminating this Lease and without taking possession of the Leased Premises, collect from Tenant, in addition to any rent payable by Tenant to Landlord under this Lease, as liquidated damages, a sum equal to the greater of $500 or twice the per diem Base Rental for each day or any portion thereof that such default by Tenant continues, Landlord and Tenant agreeing that actual damages which might be sustained by Landlord by reason of such failure are uncertain and difficult of ascertainment and that said sum would be reasonable and just compensation for such failure.
     (c)    Notwithstanding anything hereinabove contained in this Article VI, no default by Tenant which would be violative of the Prime Lease or the Economic Development Plan pursuant to which the Boston Marine Industrial Park is operated and has been developed will be permitted, particular reference is made to Section 2.2 hereof and the Permitted Use.
Section 6.3. Landlord’s Right to Perform Certain Obligations. Should Tenant fail to perform any of its obligations hereunder, which failure continues after expiration of any applicable grace period
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

and notice, or should Landlord reasonably determine that immediate action is needed to prevent damage to either the Leased Premises or the Building, Landlord may (but shall not be obligated to), upon prior written notice to Tenant, enter upon the Leased Premises and perform all or any part of such obligations and/or take such action as it deems necessary to prevent or limit such damage, as applicable. Upon demand, Tenant shall reimburse Landlord for the reasonable cost to Landlord of performing such obligations plus profit and overhead in an amount equal to fifteen percent (15%) of such cost and/or, if Landlord reasonably took such action to prevent or limit damage to the Leased Premises or Building or the need for action arose from a cause within the Premises, for the costs associated with such action. No action taken by Landlord under this Section shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations. The expiration of applicable grace periods as aforesaid shall not be required if payment or other action is in the opinion of Landlord, necessary to protect Landlord’s property and interest.
Section 6.4. Cumulative Remedies. The rights and remedies of Landlord under this Article shall be non-exclusive and shall be in addition to and cumulative of all other remedies available to Landlord under this Lease or at law or in equity.
Section 6.5. Landlord’s Lien. Intentionally Deleted.
Section 6.6. Security Deposit. Tenant shall pay the Security Deposit to Landlord on the date this Lease is executed by Tenant. Landlord may commingle the Security Deposit with its other funds and shall receive and hold the Security Deposit without liability for interest, it being expressly understood that Landlord shall have no obligation to deposit the Security Deposit in an interest-bearing account. Upon default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, apply such Security Deposit to the extent necessary to make good any arrears of rental or any other damage, injury, expense or liability caused to Landlord by reason of default by the Tenant. After any such application of the Security Deposit, Tenant shall, upon request of Landlord, pay to Landlord the amount so applied so as to restore the Security Deposit to its original amount. Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within a reasonable period of time after the termination of this Lease; provided that should the lease have been terminated not as a result of the default of Tenant or rejection of the Lease in bankruptcy, Landlord shall use good faith effort to determine the amount owed by Tenant, if any, within the 90 days next after the termination of the lease. The Security Deposit shall not be considered an advance payment of rental or measure of Landlord’s damages in case of a default by Tenant. In the event the Security Deposit is in the form of a Letter of Credit, upon default by Tenant, Landlord may draw, at its sole election, upon the Letter of Credit in whole or in part, and, if such draw is in the whole amount of the Letter of Credit and Landlord elects, in its sole discretion to use the Letter of Credit proceeds to cure such default rather than terminate this Lease, without waiving any rights of Landlord hereunder, then the balance, if any of the proceeds of the Letter of Credit after such default is cured, if this Lease is not terminated by Landlord, shall be thereafter held by Landlord as a cash Security Deposit subject to the Security Deposit restoration provisions of this Section, and thereafter all Security Deposit requirements under this Lease shall be deemed to require cash.
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ARTICLE VII
Section 7.1. Attorneys’ Fees and Other Expenses. Unless prohibited by applicable law, the Tenant agrees to pay to the Landlord the amount of all reasonable legal fees and costs and direct expenses incurred by the Landlord arising out of or resulting from any act or omission by the Tenant with respect to this Lease or the Leased Premises including without limitation, any breach by the Tenant of its obligations hereunder.
Further, if the Tenant shall request the Landlord’s consent to or joinder in any instrument pertaining to this Lease, the Tenant agrees promptly to reimburse the Landlord for the legal fees and expenses and such fees as are required to be paid by any mortgagee or other lender incurred by the Landlord in processing such request, whether or not the Landlord consents thereto; and if the Tenant shall fail promptly so to reimburse the Landlord, same shall be deemed to be a default in the Tenant’s monetary obligations under this Lease.
Whenever the Tenant shall request approval by the Landlord or the Landlord’s architect of plans, drawings, specifications, or otherwise with respect to initial alteration of the Leased Premises, subsequent remodeling thereof, installation of signs including subsequent changes thereof, or the like, the Tenant specifically agrees promptly to pay to the Landlord’s architect (or reimburse the Landlord for the payment the Landlord makes to said architect for) all charges involved in the review (and re-review, if necessary) and approval or disapproval thereof whether or not approval shall ultimately be given.
Section 7.2. Alteration. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.
Section 7.3. Non-Waiver. No course of dealing between Landlord and Tenant or any other person, nor any delay on the part of either party in exercising any rights under this Lease, nor any failure to enforce any provisions of this Lease, nor the acceptance of rental by Landlord shall operate as a waiver of any rights of Landlord, except to the extent, if any, expressly waived in writing by Landlord. The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained.
Section 7.4. Notices. Any notice or other communications to Landlord or Tenant required or permitted to be given under this Lease must be in writing and shall be effectively given if hand-delivered to the addresses of Landlord and Tenant stated above if prior to the Commencement Date, or to Tenant at the Leased Premises thereafter, with copies of all notices to Tenant to go to the attention of the Legal Department and a copy to Kevin P. Joyce, Esq. Nixon Peabody LLP 100 Summer Street, Boston, Ma 02110, if sent by United States Mail, certified or registered, return receipt requested, or if sent by a nationally recognized overnight courier, to said addresses or as otherwise directed by each party. Notice shall be deemed to have been given at the time of actual
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

delivery or refusal of delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other written notice thereof and to request that additional parties be given a copy of such notice, but not more than one (1) such additional party in the case of Tenant.
Section 7.5. Interest. All amounts of money payable by Tenant to Landlord under this Lease shall bear interest from the date due until paid at a rate equal to the lower of (a) eighteen (18%) percent per annum, or (b) the maximum rate permitted by law, if any.
Section 7.6. Merger of Estates. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not constitute a merger and shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of Tenant’s interest in any or all such subleases or subtenancies.
Section 7.7. Other Tenants of Building. Neither this Lease nor Tenant’s continued occupancy of the Leased Premises is conditioned upon the opening of any store or business in the Building, nor upon the continued operation of any store or business.
Section 7.8. Consent. Except where otherwise specifically noted, in all circumstances under this Lease where the prior consent or permission of Landlord or Tenant is required before the other is authorized to take any particular type of action, such consent must be in writing.
Section 7.9. Legal Interpretation. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts and the United States. All obligations of the parties hereto are independent and shall be performable in, and all legal actions to enforce or construe this Lease shall be instituted in the courts of, Suffolk County, Massachusetts. The determination that one or more provisions of this Lease is invalid, void, illegal or unenforceable shall not affect or invalidate the remainder. All obligations of either party requiring any performance after the expiration of the Lease Term shall survive the expiration of the Lease Term and shall be fully enforceable in accordance with those provisions pertaining thereto. Section titles appearing in this Lease are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease.
Section 7.10. Entire Agreement. Tenant agrees that this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Leased Premises or the Building, and that there are no representations, agreements, or warranties (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Lease, the Leased Premises or the Building other than contained in this Lease.
Section 7.11. Assignment by Landlord. Landlord shall have the right at any time to transfer and assign in whole or in part, by operation of law or otherwise, its rights, benefits, privileges, duties
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

and obligations hereunder or in the Building. Any successor Landlord by assignment shall be bound by the terms of this Lease. Tenant agrees to look only to the Landlord hereunder for performance of such of the Landlord’s obligations hereunder as arise during its period of ownership of the tenant’s interest in the Prime Lease.
Section 7.12. Authority. Each of Landlord and Tenant represents and warrants to the other that it has the full right, power and authority to enter into this Lease and to perform its obligations hereunder, and that upon execution of this Lease by such party, this Lease shall constitute a valid and legally binding obligation of such party. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly and validly existing corporation, that the execution of this Lease by such persons on behalf of Tenant has been duly authorized by all necessary corporate action and that Tenant is qualified to do business in the Commonwealth of Massachusetts.
Section 7.13. Landlord’s Liability. Any provisions of this Lease to the contrary notwithstanding, Tenant hereby agrees that no personal, partnership or corporate liability of any kind or character whatsoever now attaches or at any time hereafter under any condition shall attach to Landlord or its partners or venturers for payment of any amounts payable under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord from time to time and in the Building.
Section 7.14. Time of the Essence. In all instances where Tenant is required under this Lease to pay any sum or do any act at a particular time or within a particular period, it is understood that time is of the essence.
Section 7.15. Instruments and Evidence Required to Be Submitted to Landlord. Each written instrument and all evidence of the existence or non-existence of any circumstances or conditions which is required by this Lease to be furnished to Landlord shall in all respects be in form and substance satisfactory to Landlord, and the duty to furnish such written instrument or evidence shall not be considered satisfied until Landlord shall have acknowledged that it is satisfied therewith.
Section 7.16. Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.
Section 7.17. Gender. The pronouns of any gender shall include the other gender and either the singular or the plural shall include the other.
Section 7.18. Force Majeure. Whenever a period of time is herein described for the taking of any action by Landlord or Tenant except for the payment of money, Landlord or Tenant, as the case may be, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials,
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

war, governmental laws, regulations or restrictions or any act, omission, delay or neglect of the other party hereto or any of such other party employees or agents, or any other cause whatsoever beyond the control of such party.
Section 7.19. Recordation. Tenant agrees not to record this Lease, or any instrument to which this Lease may now or hereafter be attached. Either party may record a Notice of Lease in statutory form.
Section 7.20. Prime Lease. Tenant recognizes and acknowledges the existence of the Prime Lease and that this Lease is a sublease of a portion of the Landlord’s leasehold estate created by the Prime Lease. The termination of the Prime Lease for any reason whatsoever shall never constitute a default by the Landlord hereunder nor shall such termination entitle Tenant to terminate this Lease or the payment of any rent or other sums due by the Tenant hereunder. Tenant further agrees that this Lease is subject to all of the terms and provisions of the Prime Lease and hereby agrees to be bound by provisions thereof, including but not limited to the provisions relating to employment and non-discrimination. By execution hereof, Tenant hereby acknowledges that it has received a copy of all provisions of the Prime Lease relating to employment and non-discrimination all as set forth on Exhibit C attached hereto. Provided, however, that the execution of this Lease by Landlord shall never be construed to be an approval hereof by the Prime Lessor, it being understood that the Prime Lessor cannot be bound by any act or omission of Landlord. If Prime Lessor shall request a modification of this Lease, Tenant shall not unreasonably withhold or delay its consent to a modification which does not materially adversely affect Tenant’s rights and privileges hereunder or impose material burdens on Tenant.
Section 7.21. Commissions. Each party warrants and represents to the other that it has dealt with no broker except as described in Article I hereof. Each party hereby agrees to defend, indemnify, and hold harmless the other, from and against any claim by third parties for brokerage, commissions, finders or other fees relative to this Lease or the leasing of space in the Building, and any court costs, attorneys’ fees or other costs or expenses arising therefrom, alleged to be due by any broker other than as described in Article I hereof. The Landlord covenants and agrees that it shall be solely responsible for payment of all fees due such broker pursuant to the terms of a separate contract between Landlord and such broker.
Section 7.22 Surrender of Premises and Holding Over. On or before the last day of the Term, Tenant shall surrender the Leased Premises to Landlord in good condition and repair except for (i) reasonable wear and tear, and (ii) damage by casualty or the elements or taking by eminent domain (unless Tenant is obligated to repair such damage pursuant to the terms of this Lease). On or before said day, Tenant shall remove all its personal property and Trade Fixtures (including Tenant’s signs) from the Leased Premises, and any alterations which Landlord requires be removed except only any which Landlord agreed need not be removed pursuant to Section 5.4 above and repair all damage incurred in the removal of the same. Upon termination of this Lease Tenant shall deliver the Leased Premises to Landlord broom clean and free of all trash and debris. If Tenant shall remain in possession of the Leased Premises without extension
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

after the expiration of the Term, Tenant shall hold as a tenant at sufferance, at a charge for use and occupancy, and not as rent, of the Leased Premises equal to [ * ] of the highest monthly installment of Base Rental applicable during the Term plus all Additional Rent for each month or portion thereof for which Tenant remains in possession. In all other respects Landlord and Tenant shall be subject to the terms, provisions and conditions of this Lease provided Tenant shall be liable for all damages incurred by Landlord as a result of Tenant holding over. No surrender to Landlord of this Lease or of the Leased Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless required by the provisions of this Lease or unless agreed to and accepted in writing by Landlord. No act on the part of any representative or agent of Landlord, and no act on the part of Landlord other than such a written agreement acceptance by Landlord, shall constitute or be deemed an acceptance of any such surrender.
Section 7.23 Relocation of Premises. Intentionally Deleted.
Section 7.24 When Lease Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.
Section 7.25 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against either party merely because its counsel has prepared it.
Section 7.26 OFAC List. Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any Legal Requirement.
ARTICLE VIII
Section 8.1. Definitions. As used in this Lease, the following terms shall have the respective meanings indicated:
Building shall mean that certain building known as the Boston Design Center located in Boston, Massachusetts, as the same may now or hereafter exist or as it may from time to time hereafter be expanded or modified.
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Building Rules shall mean rules and regulations adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and the Building and for the preservation of good order therein, all of which will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. The initial Building Rules are attached hereto as Exhibit B and no such rules and regulations shall be enforced against Tenant in a discriminatory fashion as between Tenant and other tenants of like size and nature.
Commencement Date shall mean the date shown in Article I hereof.
Operating Costs shall mean all operating expenses of the Project and shall consist of all expenditures by Landlord to maintain all of the Project in operation at the beginning of the Lease Term and such additional facilities in subsequent years as may be determined by Landlord to be necessary and beneficial to the operation of the Project. The term “operating expenses” as used herein shall mean all expenses, costs and disbursements (but, except as otherwise herein provided, not replacement of capital investment items except as provided in (g) below nor specific costs specifically billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, promotion, insuring or operation of the Project, including, but not limited to, the following:
     (a)    Wages and salaries of all employees engaged in operation and maintenance or security (to the extent provided) of all or any part of the Project, including taxes, insurance and benefits relating to such employees.
     (b)    All supplies and materials used in the operation and maintenance of any part of the Project.
     (c)    Costs of all utilities for the Project, including the cost of water and power, heating, lighting, air conditioning and ventilating for all or any part of the Project.
     (d)    Costs of all maintenance, janitorial, security (to the extent provided) and service agreements for the Project, and the equipment therein, including alarm service, window cleaning, snow removal and elevator maintenance.
     (e)    Costs of all insurance relating to the Project, including cost of casualty and liability insurance and Landlord’s personal property used in connection therewith.
     (f)    Costs of repairs and general maintenance of any part of the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant) including, without limitation, landscaping of any part of the Project.
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (g)    Amortization of the cost of installation of capital improvements to the extent that in the judgment of Landlord the same are reasonably necessary to continue the Project as a first class real estate project or will reduce, or reduce the rate of increase of, other Operating Costs or are required to cause the Project or any part thereof to be in compliance with any applicable law or with the request of any insurer or board of underwriters. All of such costs shall be amortized over the reasonable life of such improvements, and a pro rata portion thereof included within Operating Costs for each year the same is so amortized, together with interest at the rate of fifteen percent (15%) per annum on all unamortized balances. The reasonable life and amortization schedule of the foregoing shall be determined in accordance with generally accepted accounting principles and in no event shall such reasonable life extend beyond the reasonable life of the Building or other part of the Project to which such costs are related.
     (h)    Landlord’s central accounting and overhead costs applicable to the Project.
     (i)    All fees, costs and charges paid to any person or entity who provides services, including management and marketing services to any part of the Project.
     (j)    All amounts payable by Landlord as real estate taxes or payments in lieu of real estate taxes or Tax Rent payable by the Landlord under the Prime Lease, all herein collectively referred to as “Taxes”. The term “Taxes” includes, without limitation, the following: any fire service or other charges for municipal services and all governmental impositions and taxes imposed upon the Building and the land thereunder (the “Land”), and assessments, as well as all ad valorem, license or other taxes imposed upon the Building or the Land and/or imposed upon Landlord by reason of its ownership thereof or this Lease other than state or federal inheritance or succession taxes. If at any time during the Lease Term, the methods of taxation of real estate prevailing at the commencement of the execution hereof shall be altered so that in lieu of, in addition to, or as a substitute for, the whole or any part of the Taxes, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as capital levy or otherwise, on the rents received therefrom; or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Leased Premises and imposed upon Landlord; or (iii) a tax license fee or the like measured by the rents payable, the same shall be included as Taxes hereunder.
     (k)    All amounts payable by Landlord to Prime Lessor under the Prime Lease.
Operating Costs for any calendar year during the Lease Term shall be computed and adjusted upward so that Operating Costs shall at all times equal the product of actual Operating Costs incurred during such year, as reasonably adjusted by Landlord to cause Operating Costs to be the amount that would have been incurred had there been 100% occupancy in the
Building for the period in question, times the fraction, the numerator of which is the Rentable Area of the Building and the denominator of which is the average number (determined on annualized basis) of the Rentable Area of the Building which is, during such year, subject to a lease agreement with Landlord under which the tenant thereunder is required to pay its proportionate share of
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Operating Costs. Debt service and leasing commissions payable by Landlord shall be excluded from any computation of Operating Costs.
Prime Lease shall mean that certain long term lease agreement dated March 21, 1985 by and between The Economic Development and Industrial Corporation of Boston, a corporation organized under the laws of the Commonwealth of Massachusetts, as Prime Lessor and Landlord as Prime Lessee, covering the Building and certain real property on which the Building is situated, as the same may be amended from time to time.
Project shall mean the Building, the land upon which the Building is situated and all other improvements now or hereafter situated on such land.
Trade Fixtures shall mean any and all signs placed by Tenant within the Leased Premises pursuant to provisions hereof and any and all items of property used by Tenant in the Leased Premises including, but not limited to, furniture and equipment; provided, however, that the term “Trade Fixtures” shall not include any permanent leasehold improvements including, but not limited to, any floor, wall or ceiling coverings, any interior walls or partitions, any lighting fixtures, track lights or any property a part of or associated with any electrical, plumbing or mechanical system, notwithstanding that the same may have been installed within the Leased Premises.
Section 8.2. Exhibits, Supplements and Riders. The Exhibits, Supplements and Riders attached to this Lease are hereby incorporated herein and hereby made a part of this Lease. To the extent the terms of Exhibit E attached to this Lease are inconsistent with the terms of this Lease, the Exhibit E terms shall be deemed to modify the terms of this Lease.
IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.
“LANDLORD”
BOSTON DESIGN CENTER LLC,
a Delaware limited liability company
By:       VORNADO REALTY L.P., its managing member
          By: VORNADO REALTY TRUST, its general partner
               By: /S/ CHRISTOPHER G. KENNEDY                     Date:       3/24/06
                    Name: Christopher G. Kennedy
“TENANT”
BOSTON BEER CORPORATION

By:	/S/ JIM KOCH	Date:	March 22, 2006

Title:	Chairman

Hereunto Duly Authorized
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit A — Floor Plan
Exhibit B — Building Rules and Regulations
Exhibit C — Non-Discrimination and Employment Requirements
Exhibit D — Rental Payment Schedule
Exhibit E — Terms & Conditions
Exhibit F — Authorization Agreement for Automatic Rental Payments
Exhibit G — EDIC Form SNDA
Exhibit H — Tenant’s Work
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT A
{see attached Floor Plan}
(Image of Floor Plan)

EXHIBIT B
BUILDING RULES AND REGULATIONS
     The following rules shall apply, where applicable, to the Leased Premises, the Building, the land situated beneath the Building and the appurtenances thereto:
     1.    The Leased Premises shall be used only for the purposes set forth in the Lease.
     2.    Landlord reserves the right to require any tenant to cease construction activity if in Landlord’s reasonable opinion such activity interferes with any market exhibition.
     3.    Intentionally Deleted.
     4.    With respect to work being performed by Tenant in the Leased Premises, Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service to Tenant to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. All such contractors, representatives and technicians must be approved by Landlord, which approval shall not be unreasonably withheld. All of the same shall at all times comply with the provisions of Exhibit C.
     5.    Electric current shall not be used for heating without Landlord’s prior written consent. Under no condition shall the Tenant disconnect or override any thermostats or other heat sensors or controls, adjust or close any valves for any portion of any heating or cooling system, take any action which would tend to prevent or restrict the flow through that system, or fail to repair any window that would allow air infiltration which might allow a pipe to freeze.
     6.    Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein.
     7.    In the event that any check or other instrument delivered to Landlord in payment of any rent due under this Lease is returned to the Landlord as a result of insufficient funds or for any other reason whatsoever without payment in full to the Landlord of the sums specified in such check or instrument, Tenant shall pay to Landlord, upon demand by Landlord, the greater of the actual costs and expenses incurred by the Landlord as a result of its inability to collect the sums specified in such check or other instrument or Forty-Five Dollars ($45.00); provided, however, the minimum amount payable to Landlord may be adjusted upward by Landlord from time to time in order to approximate actual costs and expenses customarily incurred by Landlord in such connection.
     8.    When Tenant assumes possession of the Leased Premises, Tenant is required to replace the existing lock with Tenant’s own lock. Landlord shall not be liable to Tenant or any other person for (and Tenant shall indemnify and hold Landlord harmless from) any damage or injury resulting from, but not limited to, damage or injury to doors, windows and other portions of the Leased Premises done by Landlord in order to obtain immediate access to the Leased Premises in the event that Landlord in its sole discretion determines that such immediate access is necessary. Upon termination of the Lease, Tenant shall deliver all keys to the Leased Premises to Landlord. Tenant shall pay any charges imposed by Landlord for additional keys, changing the locks or failing to return keys at rates established by Landlord from time to time. Upon termination of the Lease, Tenant shall, upon request of Landlord, at its sole cost and expense, remove any additional locks placed on the doors to the Leased Premises by Tenant and restore any locks on the doors to the Leased Premises changed by Tenant to the condition of such locks prior to such change by Tenant.
     9.    No signs (including, without limitation, “samples for sale” signs and any electrically or gas lighted signs), tags, labels, advertisements or other notices shall be installed, displayed, inscribed, painted or affixed on, upon, within or to any windows or doors or other part of the Building or the Leased Premises except in accordance with written rules regarding signage adopted from time to time by Landlord. No item of decoration to be situated within the Leased Premises visible from outside of the Leased Premises, including but not limited to carpet, lamps, graphics, paintings, furniture, calendars, equipment, and plants shall be placed in or situated within the Leased Premises if reasonably objected to by Landlord.
     10.    Tenant shall not display a “For Rent” sign upon the Leased Premises or otherwise advertise the Leased Premises for rent in any manner. During the thirty (30) day period preceding expiration of the Lease, Landlord may place on the doors or windows of the Leased Premises one or more “For Rent” signs of reasonable dimensions, and otherwise advertise the Leased Premises for rent.
     11.    Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or use any loudspeaker, phonograph, radio or sound amplifier heard outside the Leased Premises or otherwise interfere in any way with other tenants or persons having business with them.
     12.    Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about the Building or the Leased Premises.
     13.    Tenant shall not install, put up or operate any steam engine, boiler, machinery upon the Leased Premises or use or permit to be used or kept upon the Leased Premises any kerosene, camphene, bottled gas, oil or any other inflammable or explosive materials. No portion of the Leased Premises shall at any time be used or occupied as sleeping or lodging quarters.
     14.    Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or objects to be placed in the Leased Premises by Tenant, which shall in all cases, be located as to distribute weight, and shall stand on supporting devices approved by Landlord. Tenant shall bear any reasonable and necessary expense incurred by Landlord in connection with such determination, including, without limitation, the cost of any engineering studies or surveys conducted by engineers to be selected by Landlord. Tenant shall notify Landlord when safes or other heavy objects are to be taken in or out of the Building, and the moving shall be done under the supervision of Landlord. Persons employed by Tenant to move such property must be acceptable to Landlord.
     15.    Tenant shall keep the Leased Premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning except such persons as Landlord shall have approved, and who are bonded and insured with companies and in amounts satisfactory to Landlord. No janitorial services are provided by Landlord within the Leased Premises.
     16.    Except to the extent required by applicable law, Landlord shall be in no way responsible to the Tenant, its agents, employees, or invitees for any loss of property from the Leased Premises or public areas or for any damages to any property thereon from any cause whatsoever, nor shall Landlord be responsible for lost or stolen personal property, money or jewelry from the Leased Premises, regardless of whether such loss occurs when the area is locked.
     17.    Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or materials shall be under the supervision of Landlord and shall be performed in the manner agreed between the Tenant and Landlord by prearrangement before performance. The Landlord shall have the right to determine in its sole discretion the time, method and routing of such movement and to impose all such other reasonable restrictions or limitations which in Landlord’s opinion are required under the circumstances. All loading and unloading in connection with such movement shall be performed at docks designated by Landlord. In no event shall the front and side doors of the Building be used for loading and unloading. The Tenant shall assume all risk of damage to articles moved and injury to persons or property arising out of such movement including equipment, property and personnel of Landlord furnished as a service to Tenant. Except to the extent required by applicable law, Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for Tenant.
     18.    Landlord may at its election (but shall have no obligation to do so) receive and store articles of merchandise delivered to Tenant at the Building, provided, that such articles of merchandise are properly addressed and identified and all postage, handling and delivery charges are prepaid by Tenant. Except to the extent required by applicable law, Landlord assumes no responsibility whatsoever for the loss, damage or destruction of such articles of merchandise received at the Building by Landlord on behalf of Tenant, and Tenant hereby waives all claims against Landlord for any damage or loss arising at any time for the loss, damage or destruction of such articles of merchandise. Any expenses incurred by Landlord at the request or for the account of the Tenant for labor, material, packing, shipping, postage, freight or express upon articles of merchandise delivered to the Building shall be due and payable to Landlord by Tenant upon demand.
     19.    Landlord reserves the right to prescribe reasonable hours, conditions and qualifications for admission into the Building or any part thereof.
     20.    Canvassing, peddling, soliciting, buttonholing, selling and distributing of handbills or any other written material in or about the Building or the Building’s parking areas are prohibited.

     21.    Sidewalks, doorways, vestibules, corridors, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress or egress to and from the Leased Premises and for going from one to another part of the Building. Placement of show cases and other property and storage of merchandise or showroom materials in such areas is strictly prohibited.
     22.    Landlord shall not be obligated to set up or furnish display items (tables, chairs, etc.) or any other items of equipment for use by Tenant.
     23.    Tenant shall not, without the prior written consent of Landlord, install within the Leased Premises any food, soft drink or other vending machine or any machinery or other equipment which shall require for its use other than normal electrical current or other utility service.
     24.    Tenant shall not conduct any fire, auction, “going out of business”, bankruptcy, “lost our lease” or similar sale and shall not make any unlawful use of the Leased Premises or permit any unlawful use thereof and shall not commit any act which is a nuisance or annoyance to Landlord or to other tenants in the Building, or which might, in the exclusive judgment of Landlord, appreciably damage Landlord’s goodwill or reputation, or tend to damage, injure or depreciate the Building.
     25.    To the extent of any conflict between any provision of these Rules and Regulations and any provision in the Lease, the provisions of the Lease shall control.
     26.    Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant of the Building, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant or any or all of the tenants in the Building.
     27.    Except only to the extent noted in Section 3.1 of the Lease and in Paragraph P of Exhibit E, Landlord has no obligation to furnish plumbing or water to the Leased Premises.
     28.    “Normal Business Hours” as used in the Lease shall mean 8:00 a.m. to 6:00 p.m., five (5) days a week from Monday through Friday inclusive, exclusive of the following holidays: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other official holiday recognized as such by the Commonwealth of Massachusetts on which Landlord elects to close the Building.
     29.    Intentionally deleted.
     30.    Tenants are responsible for breaking down all cardboard boxes as well as parking crates and leaving them in designated trash areas.
     31.    Landlord reserves the right to rescind any of these Rules and Regulations and to make such other and further rules as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants in the Building and their agents, employees and invitees, which rules, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed, notwithstanding anything in these Rules and Regulations or the Lease to which they are attached to the contrary.
     32.    The Boston Design Center is a smoke-free building. No smoking is allowed in the public spaces of the building including, but not limited to, the stairways, bathrooms, and hallways.
     33.    Tenants are required to turn off their lights at the end of each day.

/S/ JK

Tenant Initials

EXHIBIT C
NON-DISCRIMINATION AND EMPLOYMENT REQUIREMENTS
     1.    Purpose. This Exhibit C contains the requirements of this Lease with respect to non-discrimination, employment and related matters. These requirements are imposed because the Leased Premises were acquired with funds made available under Title I of the Housing and Community Development Act of 1974 as amended, and are leased to Tenant as part of an overall plan to provide jobs for unemployed and underemployed persons in the City of Boston, all within the intent and purposes of Chapter 1097 of the Acts of 1971 and the Economic Development Plan for the Boston Marine Industrial Park.
     2.    Non-Discrimination Requirements. Tenant covenants that it will not and shall require its subtenants to covenant that they will not discriminate on the basis of race, color, age (other than as permitted by the Age Discrimination in Employment Act of 1975 as amended and applicable state law), sex (except where sex is a bona fide occupational qualification), creed, national origin, or mental or physical handicap (other than as permitted by the Rehabilitation Act of 1973 as amended and applicable state law) in their employment practices, their contractual arrangements, the accommodations they offer to the public, and in their other business operations relating to or involving the Leased Premises. (By virtue of the non-discrimination covenant in the deed of the Project dated July 19, 1983 from the General Services Administration to the Prime Lessor, the United States may be deemed a beneficiary of and may have the right to enforce this covenant independently of this Lease.)
     3.    General Contract Requirements. Tenant shall use all reasonable efforts to insure that contracts entered into by Tenant for activities or services relating to the Leased Premises shall be with persons residing in the City of Boston, or firms which are located in, or owned, in substantial part by persons residing in, the City of Boston. Tenant shall also use all reasonable efforts to insure that jobs and training under these contracts shall be given to low and moderate income persons residing in the City of Boston and to contract with small, minority-owned (minority refers to Asian American, Black, Hispanic American, North American Indian and Cape Verdian), and female-owned businesses for supplies, equipment, construction and services, as small businesses are defined by the Small Business Administration. Tenant shall include the foregoing provisions in any sublease or assignment.
     4.    Permanent Employment Requirements. Tenant shall use all reasonable efforts, in the conduct of its own business activities and, consistent with the requirements of Article 6 of the Prime Lease by its selection of sublessees, to create jobs on the Leased Premises that will benefit low and moderate income persons. Tenant shall use all reasonable efforts to fill all vacancies for permanent jobs on the Leased Premises with:
            a.    fifty-one percent (51%) low or moderate income persons;
            b.    twenty-five percent (25%) women:

            c.    twenty-five percent (25%) minorities;
            d.    fifty percent (50%) City of Boston residents; and
            e.    fifteen percent (15%) JTPA-eligible persons (JTPA refers to Job Training Partnership Act of 1982).
Any such person may satisfy more than one of the above categories. Low and moderate income persons shall be persons whose annual wage level is below that of eighty percent (80%) of the median family income for the Boston Metropolitan Statistical Area. Jobs shall include all job openings whether full-time or part-time, or created by attrition or expansion. Tenant shall obligate its sublessees and assignees to use all reasonable efforts to comply with the foregoing standards.
     5.    Cooperation With City of Boston Agencies. To fill all jobs on or relating to the Leased Premises, whether full-time, part-time, or seasonal, or created by expansion or attrition, Tenant agrees to cooperate with the City of Boston, Prime Lessor and any other public or private agency named by Prime Lessor as its designee, including but not limited to the City of Boston Neighborhood Development and Employment Agency, the Boston Job Exchange and the South Boston Community Development Corporation. Tenant shall notify, and shall obligate its sublessees or assignees to notify, Prime Lessor or Prime Lessor’s designee of all new jobs and training on the Leased Premises during the Term of this Lease. Tenant will allow, and shall require its assignees and sublessees to allow, five (5) working days for Prime Lessor or Prime Lessor’s designee to provide at least one (1) satisfactory applicant for an available permanent position. If Prime Lessor or Prime Lessor’s designee has not within five (5) days provided a satisfactory applicant or has notified Tenant of its inability to find a qualified applicant Tenant may then fill such a position.
     6.    Tenant’s Quarterly Reports to Landlord and Prime Lessor. Tenant shall submit quarterly employment reports to Landlord and Prime Lessor in the form of Prime Lessor’s then current form, showing changes in total employment and the number of new or replacement employees hired since the last reporting period, the total number of employees on the Leased Premises and the number of Boston residents, minorities, women, and low and moderate income persons employed on the Leased Premises by Tenant, its assignees, or sublessees.
     7.    Tenant’s Records Available to Landlord and Prime Lessor. Tenant shall make available for the Landlord’s and Prime Lessor’s inspection at reasonable times all records of the Tenant, its successors, sublessees, and assignees directly related to employment, necessary for Landlord and Prime Lessor to ascertain compliance with all provisions of this Exhibit.

/S/ JK

Tenant’s Initials

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EXHIBIT D
BASE RENTAL PAYMENT SCHEDULE
[ * ]
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT E
TERMS & CONDITIONS
A.    Tenant shall have one option to renew this Lease for an additional successive 5-year period (the “Renewal Period”) upon the same terms and conditions in effect during the initial Lease Term, except (i) for the amounts of Base Rental which shall be equal to the greater of the prior year Base Rent or [ * ] of the applicable fair market rent, (ii) all Landlord Work shall be deemed satisfied and (iii) there shall be no further renewal or extension rights and no free rent or Landlord contributions. The option may not be exercised if Tenant is in default, beyond applicable grace and cure periods.
     1.    To exercise the option, Tenant must notify Landlord in writing that it is exercising its right to extend the term for a 5-year period, which notice must be received by Landlord not later than [ * ] . If Tenant fails to provide Landlord with such notice, the Term shall end at the original end of the Lease Term.
     2.    If Tenant gives Landlord timely notice of its intention to renew this Lease, then within sixty (60) days thereafter, Landlord shall give Tenant written notice of the amounts to be the Base Rental amounts for each year of the option term for Tenant’s space.
     3.    In the event that Tenant disputes the amounts set by Landlord, Tenant may, within fifteen (15) days of its receipt of notice from Landlord establishing such rent, give notice to Landlord of such dispute (“Tenant’s Dispute Notice”) and thereupon the matter shall be submitted to arbitration in accordance with the terms set forth in Subsection 4. below, otherwise Base Rental shall be as set by Landlord. Notwithstanding the submission of the issue of “fair market rent” to arbitration, Base Rental for the first and next ensuing years of the Renewal Period shall be paid at the Landlord’s amount until the arbitration is completed. If, upon completion of the arbitration, it is determined that Base Rental is less or more than that set by Landlord, then an adjustment based upon such lower or greater rent shall be made based on the number of months paid by Tenant and the adjustment shall be payable in full within the next 60 days. In no event shall the extension of the term of this Lease be affected by the determination of the rent, such exercise of extension being fixed at the time at which notice is given.
     4.    In the event Landlord and Tenant shall be unable to agree on the amount to be the Base Rental for each year of the option term within the 30 days next after Landlord’s receipt of Tenant’s Dispute Notice, the amount shall be established in the following manner of arbitration:
(a)	Each of Tenant and Landlord shall, within the next 15 days choose and notify the other of an arbitrator knowledgeable in the field of establishing fair rental values in this area and with no less than ten years commercial experience doing so;
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b)	The arbitrators selected in accordance with “(a)” above shall select a third such arbitrator within the next 15 days;

(c)	Within thirty (30) days after their appointment, the arbitrators shall determine the a fair market rent for the Leased Premises for each year of the Renewal Period which in no event, for any arbitrator or any year, shall be less than the Base Rental payable for the prior year, and shall notify Tenant and Landlord of such determination. Subject to the foregoing, such determination shall be final and binding upon Tenant and Landlord. If the arbitrators are unable to agree upon the fair market rent for any year, the fair market rent will be deemed to be the average of the fair market rents proposed by the arbitrators for such year, except that (i) if the lowest proposed fair market rent is less than [ * ] of the second to lowest proposed fair market rent, the lowest proposed fair market rent will automatically be deemed to be [ * ] of the second to lowest proposed fair market rent and (ii) if the highest proposed fair market rent is greater than [ * ] of the second to highest proposed fair market rent, the highest proposed fair market rent will automatically be deemed to be [ * ] of the second to highest proposed fair market rent.

(d)	The foregoing arbitration shall be conducted in accordance with the rules of the American Arbitration Association or its successors;

(e)	Landlord and Tenant shall each pay one-half (1/2) of the cost of the arbitration proceedings.
Whether determined by the Landlord and Tenant or the arbitrators, fair market rent shall be determined based on the following rents in the following order of priority (most weighted to least weighted): rent for space on the same floor in the Premises; rent for similar space in the Building; other space in the Building; and other comparable space in comparable areas of the City of Boston.
B.    Tenant shall be granted a right to have a number of non-exclusive parking spaces in the Building’s tenant parking lots, available on a “first come, first serve” basis, [ * ] or (ii) the average same year annual per space cost charged tenants by Landlord for parking spaces in the Building’s tenant parking lots, which amount shall be payable as additional rent, in advance, for each year for all or any portion thereof for use at any time prior to the date on which (i) there is a default not timely cured or (ii) there is any transfer or assignment of the lease or any interest in the Tenant (other than a Landlord consented to transfer). Landlord shall have the right to relocate the tenant parking area at any time, without notice. Absent Landlord’s specific written agreement referencing this paragraph to the contrary, the number of spaces to which tenant shall be entitled and deemed to have elected to rent in any calendar year shall be the least of (i) [ * ],
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(ii)    the number of spaces which Tenant notifies Landlord on or before October 1 of a calendar year that it desires for the following calendar year or (iii) the number of spaces which Tenant previously notified Landlord that it desired for a calendar year, and the cost of such spaces shall be due and payable within thirty (30) days of Landlord’s invoice therefor. The parties agree that any fees otherwise due from Tenant for such parking are deemed received by Landlord as payment for surface parking.
C.    [ * ].
D.    If in Tenant’s opinion, Tenant’s computer room requires any additional air conditioning, Tenant, at tenant’s sole cost and election, and subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned, shall have the right to install supplemental air conditioning units on the roof of the Building. All costs associated with such units, including without limitation any associated with installation, operations (including without limitation electricity, and separate metering for such electricity), repair, removal (whether temporary for roof work, permanently at the end of the term or otherwise) shall be borne by Tenant and, to the extent not paid directly by Tenant and paid by Landlord, shall be due and payable as additional rent upon demand. All work shall be subject to the other terms and provisions of this Lease, including without limitation the terms of Section 4.2. Tenant agrees to indemnify and hold Landlord harmless from any loss, cost, damage or claim arising from such additional air conditioning units.
E.    [ * ].
F.    [ * ].
G.    [ * ].
H.    Provided that on the applicable reduction date the Tenant has maintained this Lease without a default not cured within the grace or cure period applicable to that default and there is then no outstanding default, Landlord agrees that the amount of the Security Deposit shall be reduced by [ * ].
I.    Tenant agrees that the terms of this Lease will be kept confidential by it and any Guarantor and shall not be disclosed to any third parties without Landlord’s prior written consent. Tenant shall treat the terms of this Lease as confidential information in the same manner as it treats its own confidential information. Tenant further acknowledges that any disclosure may cause Landlord irreparable harm, and agrees that any such disclosure may be enjoined. Notwithstanding anything to the contrary, Tenant may disclose the terms of this Lease if required to do so by law or court order.
J.    [ * ].
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

K.    Wherever used in this lease concerning Landlord’s consent or approval, the words “shall not unreasonably be withheld” shall be interpreted to mean, “shall not unreasonably be withheld, conditioned or delayed”.
L.    [ * ].
M.    The sale or distribution of alcoholic beverages at the Property (i) to the public, is generally prohibited, and (ii) to the Tenant’s employees and business guests is prohibited absent all applicable permits and approvals required in accordance with applicable laws and ordinances.
N.    Tenant may use and occupy the Premises on or after July 1, 2006 for the purpose of performing the initial tenant improvement work necessary to ready the Leased Premises for Tenant’s occupancy (“Tenant’s Initial Work”), including the work more particularly described on Exhibit H, which work and occupancy shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be obligated to pay Base Rent, Tenant’s Proportionate Share of Operating Costs or Separately Metered Utilities and Utility Usage under Sections 2.3, 2.4 or 2.5 of this Lease for such occupancy prior to October 1, 2006. However, Tenant shall pay Landlord $[ * ] ] on July 1, 2006 and on the first of each of the two months next thereafter as a contribution toward electricity in exchange for such right of early occupancy. If Tenant’s work as set forth on Exhibit G does not refer to complete plans and specifications approved by Landlord, then Tenant shall promptly following execution of this Lease cause such complete plans and specifications to be prepared at Tenant’s cost and submitted to Landlord for Landlord’s prior written approval before Tenant’s work is commenced. Landlord shall not unreasonably withhold, condition or delay such approval.
O.    Provided Tenant notifies Landlord in writing in advance that it desires use and occupancy earlier than July 1, 2006 and such notice includes payment of the June Occupancy Fee, Tenant may occupy the Premises for all or any portion of the month of June 2006 for the purpose of performing the Tenant’s Initial Work, which work and occupancy shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be obligated to pay Base Rent, Tenant’s Proportionate Share of Operating Costs or Separately Metered Utilities and Utility Usage under Sections 2.3, 2.4 or 2.5 of this Lease for such June occupancy. The term “June Occupancy Fee” shall mean [ * ].
P.    Notwithstanding anything to the contrary elsewhere in the Lease, but subject to the following and other terms of this Lease, Landlord shall permit Tenant access to an existing waste stack and an existing source of water so as to allow disposal of sanitary waste from and the supply of water to no more than two bathrooms (each having no greater number of water using fixtures than one sink and a total of two urinals or toilets) and a shower in each bathroom, plus such other fixtures commonly found in an office environment such as sinks, dishwashers, coffee makers, bubblers, and the like that Tenant may wish to construct as part of the Tenant Work. Tenant shall be wholly responsible for installing, maintaining and servicing the bathrooms and the associated waste and supply lines not now existing that are located within or without the
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Leased Premises and for obtaining all necessary permits and approvals for such use, installation, maintenance and repair. All such work shall be done at such times as may be reasonably convenient for Landlord’s supervisor and so as to minimize interference with other tenants, and shall require prior written approval by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and, if involving significantly more water use than a few sinks, shall include appropriate separate metering. The separately metered water and sewer charges paid for by Tenant hereunder shall not be included in Operating Costs. Tenant shall indemnify Landlord for any and all losses damages and claims, including costs of defense and reasonable attorneys’ fees, arising from the bathrooms or such water or waste lines, whether from water damage, odors, insects or otherwise, except if caused by Landlord or Landlord’s agent.
Q.    [ * ].
R.    [ * ].
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT F
AUTHORIZATION AGREEMENT FOR AUTOMATIC RENTAL PAYMENTS
(DIRECT DEBITS)
TENANT hereby authorizes                           “LANDLORD”, whose tax identification number is            , to initiate Debit Entries in the amount permitted by the terms of the Lease Agreement between LANDLORD and TENANT, from TENANT’S account with the following depository:

DEPOSITORY NAME:

BRANCH:

CITY, STATE & ZIP:

DEPOSITORY ABA #:

TENANT’S ACCOUNT #:

This authority shall remain in full force and effect until LANDLORD and the DEPOSITORY have received written notification from TENANT of its termination and LANDLORD and DEPOSITORY have had a reasonable opportunity to act on it.

TENANT TAX ID NUMBER:

TENANT NAME:

TENANT SIGNATURE:

NAME (please print):

TITLE (please print):

DATE SIGNED:

#329829 v10/2700/10090
[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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